Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-225176 and 333-228654) and the Registration Statements on Form S-3 (File No. 333-224458, 333-228201, 333-221025, 333-216607, 333-212644, 333-211396, 333-214849 and 333-229259) of DarioHealth Corp. (“the Company”), of our report dated March 25, 2019 with respect to the consolidated financial statements of the Company and its subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2018.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 25, 2019	A Member of Ernst & Young Global